FIRST AMENDMENT
                           TO THE AMENDED AND RESTATED
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS OF

                            MISSISSIPPI POWER COMPANY

         WHEREAS, Mississippi Power Company ("Company") established the Amended and Restated Deferred Compensation Plan for Directors of Mississippi Power Company ("Plan") to provide a method for a Director to defer payment of his Director's compensation until a date following the termination of his membership on the Board; and

         WHEREAS, pursuant to the authority granted to it under Section 11.1 of the Plan, the Company desires to amend the Plan to provide for an additional bookkeeping account that is credited with shares of stock, other than Common Stock, that is paid as a dividend on shares of Common Stock.

         NOW THEREFORE, effective January 1, 2001, the Plan is hereby amended in the following particulars:

         By amending Section 1.12 to read in its entirety:

1.12 "Deferred Compensation Account" means the Prime Rate Investment Account, the Phantom Stock Investment Account, the Deferred Stock Account and/or the Stock Dividend Investment Account.

         By renumbering Sections 1.40 through 1.43 to Sections 1.41 through
1.44.

         By adding new Section 1.40 to read in its entirety:

1.40 "Stock Dividend Investment Account" means the bookkeeping account(s) established pursuant to section 6.4 on behalf of a Director that is credited with shares of stock, other than Common Stock, paid as a dividend on shares of Common Stock.

         By adding new Section 6.4 to read in its entirety:

6.4      Stock Dividend Investment Account

(a) A Director's Stock Dividend Investment Account will be credited as of the date on which a dividend is paid to the Company's common stockholders in stock other than Common Stock with the number of shares of the other corporation's stock receivable by a Southern stockholder directly holding the same number of shares of Common Stock as is credited to such Director's Deferred Stock Account.

(b) Each Director who has a Stock Dividend Investment Account also shall be entitled to provide directions to the Trust Administrator to similarly direct the Trustee of the Deferred Stock Trust to vote on any matter presented for a vote to the applicable corporation's shareholders, that number of shares of the applicable corporation's common stock held by the Deferred Stock Trust equivalent to the number of shares credited to the Director's Stock Dividend Investment Account. The Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the applicable corporation's shareholders as to which their votes are solicited.

         By adding new Section 7.1(c) to read in its entirety:

(c) the amount credited to a Stock Dividend Investment Account shall, except as otherwise provided in section 9.5, be paid from the assets in the Deferred Stock Trust in shares of the applicable corporation, however if there is not a sufficient number of shares held in the Trust, the remainder shall be paid in cash based upon the average of the high and low price of the stock as reported in the Wall Street Journal on the business day immediately proceeding the distribution date.

         IN WITNESS WHEREOF, the First Amendment has been executed by a duly authorized officer of Mississippi Power Company pursuant to resolutions of the Board of Directors of the Company, this 25th day of October, 2000.

                            MISSISSIPPI POWER COMPANY

                            By:
                               -----------------------------------------------
                                  Michael W. Southern
                            Its: Vice President, Secretary, Treasurer and CFO

ATTEST:

By:
   --------------------------------------------------
         Vicki L. Pierce

Its:     Assistant Secretary
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